EXCHANGE AGREEMENT

     This Exchange Agreement (the "Agreement") is entered into effective as of December 31, 2004, by and among VT Gaming Services, Inc., an Arizona corporation ("VTG") and Dynasig Corporation, an Arizona corporation ("Dynasig").

                                    RECITALS

     A. Dynasig is a development stage company that has a pen-based authentication system that utilizes the dynamic signature characteristics generated by a specifically designed writing instrument which has imbedded highly sophisticated sensors that can measure pressure, angle, tilt, speed and acceleration (the "Bio-Pen") of a user's writing behavior, hence; these characteristics are unique to that person and provide very accurate recognition. The highly encrypted output of a Bio-Pen interacts with software either locally; on an intranet or over the Internet to verify that the signature produced by the Bio-Pen is the signature of a registered user of a signature verification system. Revenues from the Bio-Pen and software are expected to be obtained through the sale of Bio-Pens plus the licensing of the verification software or DynaSig may develop a transaction based payment model for each Bio-Pen signature verified (the "Business").

     B. The Board of Directors of Dynasig has approved, subject to the terms of this Agreement, the transfer of all of the outstanding stock of Dynasig to VTG.

     C. The Board of Director of VTG has approved, subject to the terms of this Agreement, the acquisition of the stock of Dynasig in exchange for common stock and preferred stock of VTG.

     D. VTG, Dynasig and Dynasig Shareholders hereby enter into this Agreement to effectuate the foregoing on the terms and conditions set forth herein.

                                   AGREEMENTS

     Now, therefore, in consideration of the mutual promises and covenants herein contained, Dynasig and VTG and hereby agree as follows:

                              ARTICLE 1 - EXCHANGE

1.1 Stock to be Exchanged. On the Closing Date (as defined herein) Dynasig shall assign and deliver to VTG, and VTG shall acquire from Dynasig, all of all classes of the outstanding stock of Dynasig (the "Dynasig Shares"). The names, addresses and social security numbers of the holders of Dynasig Shares are attached as Schedule 1.1.

     1.2 Acquisition Price. In consideration for the acquisition of the Dynasig Shares, VTG shall issue the Dynasig Shareholders 40,275,277 shares of VTG common stock and 496,096 shares of VTG Series A preferred stock as specified on Schedule 1.2. The Series A preferred stock to be issued will start to accrue dividends on January 1, 2005.

     1.3 Closing Date. The issuance and acquisition provided for herein shall be consummated and closed (the "Closing") at the offices of VTG, 14647 S. 50th Street, Phoenix, Arizona 85044, at 1:00 P.M., local time, on December 31, 2004 (herein referred to as the "Closing Date").

     1.4 No-Competition Covenants. Upon the Closing, Richard Kim shall become an officer and director of VTG as contemplated in Section 6.2(e) hereof and shall execute an Executive Employment Agreement attached hereto as Exhibit
1.4.  Such agreement shall include non competition covenants.

     1.5 Reorganization Status. The parties intend that the transactions contemplated under this Agreement qualify as a "B reorganization" as defined in I.R.C. Sec. 368(a)(1)(B) and shall file all required elections and returns to report this transaction consistent with such intent.

                          ARTICLE 2 - ADDITIONAL TERMS

     2.1 Private Placement. VTG shall, immediately prior to the Closing, designate 2,000,000 undesignated preferred shares as shares of its Series A Preferred Stock which shall have the rights, privileges and restrictions as set forth in the Certificate of Designation attached hereto as Exhibit 2.1(a). VTG shall enter into an agreement in the form of Exhibit 2.1(b) attached hereto with Visitalk Capital Corporation d/b/a Aztor Capital ("Aztor ") to advise VTG regarding the private placement of the Series A Preferred shares in a placement that qualifies under Rule 506 of Regulation D as promulgated under the Securities Act of 1933 as amended ("Securities Act").

     2.2 Other Agreements. At the Closing, VTG shall enter into that that certain Shareholder's Agreement in form attached hereto as Exhibit 2.2.

     2.3 Eligibility for Trading of Company Common Shares. After Closing, VTG shall use its commercially reasonable efforts, to cause VTG's common stock to be listed for trading at its sole option with the OTC Bulletin Board or other national exchange or trading market with greater eligibility requirements ("Primary Market"). In furtherance thereof, subject to VTG's ability utilizing commercially reasonable efforts to obtain appropriate accounting information, VTG shall (i) on or before January 1, 2006, prepare and file with the Securities and Exchange Commission a Form 10-SB, (ii) coordinate and facilitate the filing on or before January 1, 2006 a Form 15c211 by a qualified market maker and (iii) on or before January 1, 2006, use its commercially reasonable efforts to cause VTG to be listed in a recognized manual of securities and shall provide all required information with respect to such listing. Upon listing on the Primary Market, VTG shall (i) timely file all reports as required under the Securities Exchange Act of 1934 to maintain the status of VTG as a reporting company under such act, (ii) maintain and update as required its listing in a recognized securities manual and (iii) not take or allow any other person to take any action which would be reasonably expected to result in the delisting or suspension of VTG common stock on the Primary Market. VTG shall pay all fees and expenses in connection with satisfying its obligations under this Section. The foregoing not withstanding, the requirements set forth above do not include any obligation on VTG to register any VTG common stock under the Securities Act of 1933, nor shall VTG be required to raise any additional capital or take any steps to increase its net worth other than those that may be required under this Agreement, to accomplish either clause (ii) or (iii) of the second sentence of this Section.

     2.4 Name Change. Shortly after the Closing Date, and in any event, before the VTG lists its common stock on the Primary Market, VTG shall change its name to Dynamic Biometric Systems, Inc.

                                    ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF DYNASIG

     As an inducement to VTG to enter into and perform this Agreement, Dynasig covenants, represents and warrants to, and agrees with, VTG as follows:

     3.1 Authority. Dynasig has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, Dynasig's Articles of Incorporation or Dynasig's bylaws. Dynasig has or at the Closing Date will have taken all necessary action (including action of Dynasig's board of directors and shareholders, as required) to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     3.2 Organization and Good Standing. Dynasig is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Dynasig does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation, or other interest in any corporation, partnership, joint venture, or other entity.

     3.3 No Violation. Dynasig has not received notice of any violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to their operations or properties; to the best knowledge and belief of Dynasig, no such violation presently exists; and all buildings, improvements and other structures owned or used by Dynasig in the Business conform to all applicable laws, ordinances, codes and regulations, including, without limitation, the Americans With Disabilities Act ("ADA"). To the best knowledge and belief of Dynasig, Dynasig and its services, practices, billings, properties, equipment, machinery, buildings and operations relating to the Business are in full compliance with all applicable federal, state and local laws, statutes, ordinances, codes, regulations, rules, orders, restrictions and requirements, governmental, administrative, judicial and otherwise, including, without limitation, those relating to wages, prices, equal opportunity, environmental protection, safety, health, building and zoning, and the ADA, and to the best knowledge and belief of Dynasig, no changes in any such laws, statutes, ordinances, codes, regulations, rules, orders, restrictions or requirements have been proposed or are in process with which VTG could not comply after the Closing Date without materially adversely affecting the Business, and the Acquired Assets or their operation or profitability.

     3.4 Licenses, Permits and Approvals. Dynasig holds all licenses, permits, franchises, authorizations, approvals, consents and rights from all appropriate federal, state, local or other public governmental or administrative or judicial authorities necessary in connection with the operation of the Business by Dynasig.

     3.5 Taxes. Dynasig has not filed with appropriate federal, state and local governmental agencies all tax returns and reports required to be filed by Dynasig. To the best knowledge and belief of Dynasig, Dynasig has paid all taxes and assessments which became due prior to the date hereof. Dynasig warrants that it will file those returns and reports as soon as reasonably practical and that is will provide such evidence as VTG shall reasonably require to prove it has complied with this Section 3.5. This warranty survives the Closing Date until after all returns and reports are filed.

     3.6 Contracts. Dynasig has, to the best knowledge of Dynasig and the Dynasig Shareholders, performed all obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a default under, any outstanding indenture, mortgage, deed of trust, contract, agreement, lease or other commitment to which it is a party or by which it is bound and relates to the Business or under any provision of Dynasig's Articles of Incorporation or by-laws.

     3.7 Conduct of Business. Except as set forth on Schedule 3.7 hereto, Dynasig has not:

     (a) experienced any material adverse change in the assets, liabilities or business relating to the Business;

     (b) suffered the filing, or learned of any basis for the institution of, any action, suit, proceeding or governmental investigation, with respect to the business, properties, assets or goodwill relating to the Business;

     (c) entered into any contract to provide or reserve any future use of the Business by any persons;

     (d) billed any accounts relating to the Business in advance or collected any advance payment or deposit under any contract relating to the future use of the Business; or

     (e) entered into any other transaction relating to the sale, lease or other disposition of the Business.

     3.8 Insurance. Dynasig has in effect the insurance coverage with respect to the Business described in Schedule 3.8 attached hereto, which description includes the name of the insurer, the policy number, the name of the insured, the type and amount of coverage and risks insured, and Dynasig has delivered to VTG complete and accurate copies of all such insurance policies.
To the best of Dynasig's knowledge and belief, such insurance coverage, as to amounts and types of coverage and risks insured, is adequate for the Business as presently conducted.

     3.9 Litigation. Except as set forth in Schedule 3.9, Dynasig is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding relating to the Business, and Dynasig are not now subject to any order, decree or other governmental restriction adversely affecting the business or assets of the Business or which would prevent or hamper the consummation of the transactions contemplated by this Agreement.

3.10     Patents,  Copyrights,  Trademarks,  Etc.

     (a) Dynasig owns all patents or exclusive rights to use patents on a worldwide basis, trademarks and copyrights, if any, necessary to conduct the Business, or possesses adequate licenses or other rights, if any, therefore, to the best of Dynasig's knowledge and belief, without conflict with the rights of others. Schedule 3.10 attached hereto is a true and correct description of the following (together with the Intellectual Property, the "Proprietary Rights"):

     (i) All trademarks, trade names, service marks and other trade designations, including common-law rights, registrations and applications therefore, and all patents, copyrights and applications currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Dynasig is a party (including expiration dates if applicable); and

     (ii) All agreements relating to technology, know-how or processes that Dynasig is licensed or authorized to use by others, or which it licenses or authorizes others to use.

     (b) Dynasig has the sole and exclusive right to use the Proprietary Rights identified in Schedule 3.10. To the best of Dynasig's knowledge and belief, Dynasig has the right to use the Proprietary Rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Dynasig does not know of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

     (c) Dynasig has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Dynasig infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and, to the best of Dynasig's knowledge and belief, no proceedings have been instituted, are pending or are threatened which challenge the rights of Dynasig with respect thereto. Dynasig has not given and is not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by Dynasig.

     3.11 Financial Statements. Schedule 3.11 attached hereto sets forth the financial statements delivered to VTG by Dynasig. To the best knowledge of Dynasig, all such financial statements are true, accurate and complete and present fairly the financial position of Dynasig as of the dates stated and results of operations of Dynasig for the periods depicted.

     3.12     Employee Benefits.   Dynasig has not issued nor approved, nor
sponsor, maintain, or otherwise is a party to, or is in default under, or has any accrued obligations under any pension, profit sharing or other retirement plan, fringe benefit plan, health, group insurance or other welfare benefit plan, or other similar plan, agreement, policy or understanding, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal and whether legally binding or not.

     3.13     Commitments.

     (a) As of the date hereof, except as specified on Schedule 3.13, Dynasig has not entered into nor are its assets or business bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or surety ship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee; (x) agreement relating to any matter or transaction in which an interest is held by a person or entity which is an affiliate of Dynasig; (xi) any agreement for the acquisition of services, supplies, equipment, or other personal property entered into other than in the ordinary course of business and involving more than $5,000.00 in the aggregate; (xii) powers of attorney; (xiii) contracts containing noncompetition covenants; (xiv) agreement relating to any material matter or transaction in which an interest is held by a person or entity which is an "affiliate" of Dynasig as that term is defined in Rule 144(a)(i) of the Securities and Exchange Commission under the securities Act of 1933, or any "associate" of any such affiliate as that term is defined in Regulation 14A of the general rules and regulations under the Securities Exchange Act of 1934;
(xv) any other contract or arrangement that involves either an unperformed commitment in excess of $5,000.00 or that terminates more than one year from the date hereof; or (xvi) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of Dynasig (all of the foregoing are hereinafter collectively referred to as the "Commitments"). True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered to VTG. To the best of Dynasig's knowledge and belief, there are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults, and no penalties have been incurred nor are amendments pending, with respect to the Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their terms, and no defenses, off-sets or counterclaims have been asserted or, to the best of the knowledge of Dynasig, may be made by any party thereto, nor has Dynasig waived any rights thereunder. Dynasig is not a party to, and none of its assets are subject to or otherwise affected by, any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation, that could or does materially adversely affect its assets or business.

     (b) Except as contemplated herein, Dynasig has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and Dynasig does not know of any fact that would justify the exercise of such right. Dynasig does not currently contemplate, nor have reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. None of the customers or suppliers of Dynasig has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Dynasig.

     3.14 Disclosure. No representation or warranty made herein by Dynasig and no written statement, certificate, schedule or document, including without limitation any projection, report or summary given or to be given to VTG pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and Dynasig have made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to the Business, including, without limitation, the operations, assets and prospects which a prudent VTG would deem relevant.

     3.15 Investment Intent. The shares of VTG's common and preferred stock transferred to Dynasig's shareholders in exchange for the Dynasig stock are being acquired by the Dynasig Shareholders for their own account, with the intention of holding for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating directly or indirectly in a distribution of such shares. Dynasig understands that such shares are "restricted securities" as defined under Rule 144 as promulgated under the Securities Act and will bear an appropriate legend indicating that such shares can not be sold or transferred without registration under the Securities Act or pursuant to applicable exemption from such registration.

     3.16 Updating of Schedules. There has been no material adverse change in any of the matters reflected in any Schedule made a part of this Agreement from the respective dates thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date. All Schedules attached hereto are true, accurate and complete in all material respects and will be updated by Dynasig to include information as of such date as may be requested by VTG and delivered to VTG prior to or on the Closing Date with any and all changes marked so that all such Schedules are true, accurate and complete in all respects.

     3.17 Basis for Representations and Warranties. Prior to executing this Agreement, Dynasig has made such affirmative and thorough reviews, searches, inspections and inquiries relating to Dynasig and the Business, and have consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. With respect to the subject matter of any representation and warranty which is subject to the "best knowledge and belief" of Dynasig or similar qualification, such representation or warranty shall be deemed to include matters which Dynasig should have known with respect to the subject matter of such representations and warranties.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF VTG

     As an inducement to Dynasig to enter into and perform this Agreement, VTG and Visitalk Capital Corporation ("VCC") covenant, represent and warrant to, and agree with Dynasig as follows:

     4.1 Authority. VTG has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, VTG's Articles of Incorporation or VTG's bylaws. VTG has taken all necessary action (including action of VTG's board of directors, as required but excluding consent of VTG's shareholders) to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

     4.2 Organization and Good Standing. VTG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.3     Capitalization.

     (a) Authorized Capital Stock. As of the Closing Date (i) the authorized capital stock of VTG consists of 200,000,000 shares of common stock with no par value and 10,000,000 shares of preferred stock, undesignated as to other attributes, with a par value of $.001 per share, and (ii) VTG has issued and outstanding a total of 5,000,000 shares of common stock and has designated 2,000,000 shares of preferred stock as Series A Preferred stock pursuant to
Schedule 2.1(a). Additional shares of Common Stock will be issued under the Bankruptcy Plan confirmed by the Bankruptcy Court on August 27, 2004 (the "Plan") in accordance with the Plan's rounding provisions.

     (b) Warrants Outstanding. VTG was formed in accordance with the Second Joint Plan of Reorganization of Visitalk.com, Inc. under the auspices of the Bankruptcy Court (the "Plan") and is committed to issue under the Plan a maximum of approximately 8,900,000 of Series A Warrants and 8,900,000 Series B Warrants, each of which entitle the holder thereof to purchase one share of VTG's common stock at $2.00 per share and which expire on February 17, 2006; a maximum of approximately 8,900,000 of Series C Warrants and 8,900,000 Series D Warrants each of which entitle the holder thereof to purchase one share of VTG's common stock at $3.00 per share and which expire on February 17, 2006; and a maximum of approximately 8,900,000 Series E Warrants and 8,900,000 Series F Warrants each of which entitle the holder thereof to purchase one share of VTG's common stock at $4.00 per share and which expire on February 17, 2006. The exact number of Warrants will be determined in accordance with the Plan.

     (c) Duly Issued. All of the outstanding shares of capital stock of VTG are duly and validly authorized and issued, fully paid and non-assessable and all outstanding warrants representing binding obligations of VTG to issue additional shares in accordance with the terms thereof.

     (d) No Pre-Emptive Rights. Except for the Warrants and Class A preferred stock, VTG has no outstanding obligations for the issuance of or conversion into any shares of its capital stock and there are no pre-emptive or other rights held by any current or former shareholder of VTG with respect to the issuance of any shares of its capital stock.

     4.4 Valid Issue. Upon issuance, the 40,275,277 shares of common stock and 496,096 shares of Series A preferred stock of VTG issued in exchange for the Dynasig capital stock shall be duly and validly authorized and issued, fully paid and non-assessable.

     4.5 Taxes. VTG has filed with appropriate federal, state and local governmental agencies all tax returns and reports required to be filed by VTG and has paid all taxes and assessments which became due prior to the date hereof and shall pay all such taxes and assessments which become due on or prior to the Closing Date.

     4.6 Litigation. VTG is not engaged in or threatened with any claim, action, litigation, investigation, audit, arbitration, dispute or proceeding, and VTG is not now subject to any order, decree or other governmental restriction adversely affecting its business or assets or which would prevent or hamper the consummation of the transactions contemplated by this Agreement or VTG's intended use or operation of the Acquired Assets.

     4.7 Financial Statements. Schedule 4.7 attached hereto sets forth the financial statements delivered to Dynasig by VTG. All such financial statements are true, accurate and complete and present fairly the financial position of VTG as of the dates stated and results of operations of Dynasig for the periods depicted.

     4.8 Disclosure. No representation or warranty made herein by VTG and no written statement, certificate, schedule or document, including without limitation any projection, report or summary given or to be given to Dynasig pursuant to this Agreement, or with respect to the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and VTG has made, and will make in good faith through the Closing Date, full disclosure of all material facts with respect to its operations, assets and prospects which a prudent VTG would deem relevant.

     4.9 Updating of Schedules. There has been no material adverse change in any of the matters reflected in any Schedule made a part of this Agreement from the respective dates thereof to and including the date of this Agreement, nor will there be any material adverse change in such matters from the date hereof to and including the Closing Date. All Schedules attached hereto are true, accurate and complete in all material respects and will be updated by VTG to include information as of such date as may be requested by Dynasig and delivered to Dynasig prior to Closing Date with any and all changes marked so that all such Schedules are true, accurate and complete in all respects.

     4.10 Basis for Representations and Warranties. Prior to executing this Agreement, VTG has made such affirmative and thorough reviews, searches, inspections and inquiries relating to VTG, and has consulted with such third parties, which a prudent person might deem necessary or advisable in order to gain knowledge concerning the matters to which the representations and warranties relate. With respect to the subject matter of any representation and warranty which is subject to the "best knowledge and belief" of VTG a similar qualification, such representation or warranty shall be deemed to include matters which VTG should have known with respect to the subject matter of such representations and warranties.

     4.11     Consent and Authority of VCC.   VCC consents to this Agreement.
VCC has the full legal power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, VCC's Articles of Incorporation or VCC's bylaws. VCC has taken all necessary action (including action of VCC's board of directors, as required but excluding consent of VCC's shareholders) to authorize and approve the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. VCC further represents and warrants that this Agreement does not adversely affect any VCC obligations or contracts.

                        ARTICLE 5 - ADDITIONAL AGREEMENTS

     5.1 Access to Records and Properties. Upon execution of this Agreement and through the Closing Date, VTG and Dynasig, and their respective accountants, counsel and other representatives, shall have full access to all of the properties, assets, books, records, tax returns, leases, contracts and agreements, and all information concerning the business and properties of the other as each may request. Each party shall provide reasonable assistance to the other in connection with the conduct of the due diligence review of the business, properties and financial condition of the other.

                        ARTICLE 6 - CONDITIONS PRECEDENT

     6.1 Conditions Precedent to the Obligations of VTG. Notwithstanding any other provision of this Agreement, the obligation of VTG to consummate the transactions hereunder shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by VTG:

     (a) Representations, Warranties and Covenants. The representations and warranties of Dynasig contained in Article 3 hereof shall be true and correct as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. Dynasig shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.
(b) Licenses, Permits, Approvals, Etc. VTG shall have applied for and obtained all governmental, administrative and other licenses, permits, approvals, consents and authorizations, which, in the opinion of VTG, are required or desirable in connection with VTG's acquisition of the Dynasig capital stock, and its intended use and operation of the Business and which could not be transferred directly from Dynasig to VTG, all of which shall be in full force and effect and not subject to appeal.

     (c) Due Diligence of VTG. VTG shall have conducted such diligence checks as desired and shall have affirmatively elected to proceed with the transactions contemplated under this Agreement.

     (d) Consents. All required consents, authorizations and approvals of third parties to the consummation of the transactions contemplated hereby, shall have been obtained by Dynasig in form and substance satisfactory to VTG.

     (e) No Adverse Changes. There shall have been no adverse changes in the operations, conditions (financial or otherwise), properties, assets, business or prospects of the Business.
(f) Legal Matters. There shall have been furnished to the general counsel for VTG certified copies of such corporate records of Dynasig and copies of such other documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby shall have been approved by such counsel.
(g) Receipt of Closing Documents. VTG shall have received all of the closing documents referred to in Section 7.1 hereof.

     6.2 Conditions Precedent to the Obligation of Dynasig. Notwithstanding any other provision of this Agreement, the obligation of Dynasig to consummate the transactions contemplated hereby shall be subject to the satisfaction on the Closing Date of the following conditions precedent, unless waived in writing by
Dynasig:

     (a) Representations, Warranties and Covenants. The representations and warranties of VTG contained in Article 4 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except to the extent necessary to reflect the consummation of the transactions provided for herein and except as otherwise contemplated by this Agreement. VTG shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by VTG prior to or on the Closing Date.

     (b) Due Diligence of Dynasig. Dynasig shall have conducted the due diligence checks desired and shall have affirmatively elected to proceed with the transactions contemplated under this Agreement.

     (c) No Adverse Changes. There shall have been no adverse changes in the operations, conditions (financial or otherwise), properties, assets, business or prospects of the VTG.
(d) Officers and Directors. VTG shall cause Michael S. Williams to tender his resignation as an officer of VTG. At the conclusion of the Closing, the following persons shall be members of the Board of Directors and the officers of the corporation:

          Richard  C.  Kim          Chief Executive Officer, Director
          Michael  S.  Williams     Chairman of the Board, Director
          Lanny  R.  Lang           Secretary, Treasurer and Director

     (e) Receipt of Closing Documents. Dynasig shall have received all of the closing documents referred to in Section 7.2 hereof.

                          ARTICLE 7 - CLOSING DOCUMENTS

     7.1 Section Documents to be Delivered by Dynasig. Dynasig agrees to deliver to VTG on the Closing Date the following:

     (a) Good Standing Certificate for Dynasig. A certificate of good standing of Dynasig issued by the applicable authority of the State of Arizona dated not more than 10 days prior to the Closing Date.

     (b) Certificate of Secretarial Officer of Dynasig. Certificate of the Secretary of Dynasig dated the Closing Date with respect to corporate proceedings authorizing this Agreement and the transactions contemplated thereunder.

     (c) Other Documents. Such other documents and showings as shall reasonably be requested by VTG.

     7.2 Documents to Be Delivered by VTG. VTG agrees to deliver to Dynasig on the Closing Date the following:

     (a) Certificate of Secretarial Officer of VTG. Certificate of the Secretary of VTG dated the Closing Date with respect to corporate proceedings authorizing this Agreement and the transactions contemplated thereunder.

     (b) Other Documents. Such other documents and showings as shall reasonably be requested by Dynasig.

                                    ARTICLE 8
                 TERMINATION, AMENDMENTS, WAIVER AND ASSIGNMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:
     (a)     By mutual consent of VTG and Dynasig;

     (b) By VTG (i) if in good faith opinion of VTG, upon written notice with reasonable rights to cure within a minimum of five days from such notice, Dynasig has breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in Section 6.1 above have not been performed by the Closing Date;
     (c) By Dynasig (i) if in good faith opinion of Dynasig, upon written notice with reasonable rights to cure within a minimum of five days from such notice, VTG has breached any of the representations, warranties or covenants of this Agreement or (ii) if any of the conditions precedent as set forth in
Section 6.2 above have not been performed by the Closing Date.

     8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1 hereof, there shall be no liability on the part of either party to the other, provided, however, that (a) this Section 8.2 shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement, and (b) termination of this Agreement shall not terminate or affect the agreements of the parties hereto set forth in Sections
9.3 or 9.5 hereof.  [double check these]

     8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Waiver. Any terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

     8.5 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such written consent shall be null, void and without legal effect.

                         ARTICLE 9 - GENERAL PROVISIONS

     9.1     Indemnification.

     (a) Dynasig's Indemnification. Dynasig agrees to indemnify and hold harmless VTG, from and against any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which VTG may incur or suffer by reason, either directly or indirectly, of any of the following:

     (i) The inaccuracy of any representation or warranty made by Dynasig hereunder;

     (ii) The breach of any of the agreements or covenants of Dynasig contained herein or in any certificate or other document delivered by Dynasig to VTG in accordance with the terms hereof;

     (iii) All litigation, suits, claims, demands, proceedings or matters relating to the operation of the Business on or prior to the Closing Date. VTG may contest any claim or liability, which, if established, would be the subject of indemnification hereunder, and in such event all legal fees, disbursements and other costs and expenses of such contest shall also be an item of indemnification by Dynasig hereunder.

     (b) VTG's Indemnification. VTG agrees to indemnify and hold harmless Dynasig from and against, any claim, loss, damage, cost or expense whatsoever, including attorneys' fees and expenses of litigation, which Dynasig may incur or suffer by reason, either directly or indirectly of the following:

     (i) The inaccuracy of any representation or warranty made by VTG hereunder;

     (ii) The breach of any of the agreements or covenants of VTG contained herein or in any certificate or other document delivered by VTG to Dynasig in accordance with the terms hereof, and

     9.2 Brokerage Commission. Each party hereto represents and warrants that it has not had any negotiations or dealings with any advisors, brokers or finders, and that no obligation or liability, contingent or otherwise, for advisory, brokerage or finder's commissions or fees has been incurred in connection with the transactions contemplated hereunder. The parties each further agree to indemnify and hold the other harmless from and against the claims of any person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation based on any alleged negotiations or dealings with the indemnity contrary to the foregoing representations.

     9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If  to  Dynasig:

     Dynasig  Corporation
c/o  Richard  Kim
12587  Laurel  Lane
Scottsdale,  AZ  85259


If  to  VTG:
     Visitalk  Capital  Corporation
14647  South  50th  Street,  Suite  130
Phoenix,  Arizona  85044
Attn:  Michael  S.  Williams

     Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

     9.4 Expenses. Except as set forth below, the parties shall bear their own respective legal, accounting, title and other related expenses in connection with this Agreement and the issuance and acquisition provided for hereunder. In the event of termination of this Agreement under Section 8.1 by Dynasig without reasonable cause, Dynasig agrees to reimburse VTG for its costs and expenses incurred in connection with preparation of this Agreement. The parties agree that it would be difficult to determine the exact amount of damages and therefore agree that in the event of such a termination, that Dynasig shall pay liquidated damages to VTG in the amount of $50,000.

     9.5 Legal Representation. The parties hereto acknowledge they have been advised to seek independent legal and accounting advice in connection with this Agreement and the transactions contemplated herein and have obtained such advice to the extent desired by them.

     9.6 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall be binding upon and inure to the benefit of VTG and Dynasig, and their respective successors and assigns; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Arizona as applied without regard to conflict of law principles. This Agreement may be executed in counterparts which together shall constitute a single agreement. Article headings and Section headings as contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 Gender. Where in this Agreement masculine pronouns are used, such words shall be considered feminine or neuter pronouns where the context indicates the propriety of such use.

     9.8 Illegality. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be deemed modified to the least extent necessary to cause such provision to be valid, legal or enforceable, and the validity, legality and enforceability of the other provisions of the Agreement shall not be affected or impaired thereby.

     9.9 Effect of Attachments. Each Schedule referred to herein shall be deemed a part of this Agreement to the same extent as if each such Schedule was set forth herein in its entirety.

     In Witness Whereof, this Agreement has been executed by the parties hereto as of the day and year first written above.

"VTG"          "DYNASIG"
VT  Gaming  Services,  Inc.    DynaSig  Corporation

/s/  M.  S.  Williams          /s/  Richard  C.  Kim
By:  Michael  S.  Williams     By:  Richard  Kim
Its:  President                Its:  President

"VCC"
Visitalk  Capital  Corporation

/s/  M.  S.  Williams
By:  Michael  S.  Williams
Its:  President

                          LIST OF EXHIBITS OR SCHEDULES


1.1     Dynasig Shareholders; addresses and SS#
1.2     Shares to be issued in the exchange
1.4     Executive Employment Agreement
2.1(a)     Certificate of Designation
2.1(b)     Financial Services Advisory Agreement
2.2     Shareholder's Agreement
3.7     Adverse Claims
3.8     Insurance Policies
3.9     Litigation
3.10     Proprietary Rights
3.11     Financial Statements of DynaSig
3.13     Commitments
4.7     Financial Statements of VTG

                                   EXHIBIT 1.1

                     DYNASIG SHAREHOLDERS; ADDRESSES AND SS#

SCHEDULE 1.1 TO THE EXCHANGE AGREEMENT
DYNASIG SHAREHOLDER INFORMATION



NAME                                                                   ADDRESS                   CITY         ST    ZIP
Richard C. Kim                                                         12578 E. Laurel Ln.  Scottsdale       AZ     85259
David C. Kim                                               4880 Lower Roswell Rd. Ste. 640  Marietta         GA     30068
Zezen-Zakur Holdings, LLC, Michael S. Williams, President  14647 S. 50th Street, Ste 130    Phoenix          AZ     85044
Byong-Kwan Rho                                             3002 W. Glenhaven Dr.            Phoenix          AZ     85045
Allen Hong & Erica Yunsook Hong                                       4140 Elizabeth Court  Cypress          CA     90630
Wayne Chodosh                                              31 Aylmer Parade, Aylmer Road    London           U.K.  N2 0PE
Herman Dreier                                              930 W. Los Altos Road            Tucson           AZ     85704
First Electronics, Inc., Chong Cho, President                            211 W. Vaughn St.  Tempe            AZ     85283
Matthew E. Doty                                            1444 E. Desert Flower Ln.        Phoenix          AZ     85048
Timothy Lee                                                7701 W. St. John Rd., #1157      Glendale         AZ     85308
Dale Geiger                                                            531 W. Sundance Way  Chandler         AZ     85225
John Camozzi                                               225 Bush St., Sixth Floor        San Francisco    CA     95104
Perrin Vitkus                                              PO Box 21302                     Mesa             AZ     85277


Richard Kyung Lee & Choong Y.Cho                                         1249 Oakhaven Rd.  Arcadia          CA     91006
Joanna Choe-Kim or Glen Choe                                           1779 Old Canton Rd.  Marietta         GA     30062
Allen Hong & Erica Yunsook Hong                                       4140 Elizabeth Court  Cypress          CA     90630
Perrin Vitkus                                              PO Box 21302                     Mesa             AZ     85277
Kadae (Gertrude) Kang                                                     13419 Larkin Dr.  Minnetonka       MN     55305
Taewoo Ham & Heiyoung Ham                                               1408 Richards Ave.  San Jose         CA     95125
Edward C. Rubadue                                                     4514 Lone Tree Drive  Loveland         CO     80537
David A. & Barbara K. Rann                                                    9827 Swan Cr  Fountain Valley  CA     92708


NAME                                                           PHONE            CELL
Richard C. Kim                                               480-661-8018    602-326-8976
David C. Kim                                                 678-560-3945    770-335-1821
Zezen-Zakur Holdings, LLC, Michael S. Williams, President    480-759-9400    602-617-8346
Byong-Kwan Rho                                               480-763-6942    602-326-4989
Allen Hong & Erica Yunsook Hong                              714-484-2624    714-614-2625
Wayne Chodosh                                               44 2083470400   44 7971881661
Herman Dreier                                                520-797-0224    602-321-4881
First Electronics, Inc., Chong Cho, President                480-730-1900
Matthew E. Doty                                              602-284-7724    602-625-7018
Timothy Lee                                                  623-487-0016    623-703-1413
Dale Geiger                                                  480-855-4797
John Camozzi                                                 415-397-2700    925-519-3139
Perrin Vitkus                                                480-234-1131    480-227-5378


Richard Kyung Lee & Choong Y.Cho                             626-301-0025    213-216-7733
Joanna Choe-Kim or Glen Choe                                 678-560-7646    404-285-9398
Allen Hong & Erica Yunsook Hong                              714-484-2624    714-614-2625
Perrin Vitkus                                                480-234-1131    480-227-5378
Kadae (Gertrude) Kang                                        952-525-9610    952-270-0710
Taewoo Ham & Heiyoung Ham                                    408-295-1408    408-828-2424
Edward C. Rubadue                                          (970) 669-5657  (970) 691-1155
David A. & Barbara K. Rann                                   714-968-1454    323-788-1270

                                     ------
                                   EXHIBIT 1.2
                                   -----------

                       SHARES TO BE ISSUED IN THE EXCHANGE





                                                                                                                45,000,000
                                            % TOTAL   % OF CLASS   VTG SERIES A PREFFERED ISSUED  VTG SHARES     % TOTAL
                                            --------  -----------  -----------------------------  -----------  ------------
Common
Richard C. Kim                   4,000,000    80.00%       87.43%                                     87.432%    35,213,356
David C. Kim                       350,000     7.00%        7.65%                                      7.650%     3,081,168
Zezen-Zakur Holdings, LLC          100,000     2.00%        2.19%                                      2.186%       880,334
Byong-Kwan Rho                      35,000     0.70%        0.77%                                      0.765%       308,117
Allen Hong & Erica Yunsook Hong     20,000     0.40%        0.44%                                      0.437%       176,067
Wayne Chodosh                       12,500     0.25%        0.27%                                      0.273%       110,042
Herman Dreier                       12,500     0.25%        0.27%                                      0.273%       110,042
First Electronics, Inc.             10,000     0.20%        0.22%                                      0.219%        88,033
Matthew E. Doty                     10,000     0.20%        0.22%                                      0.219%        88,033
Timothy Lee                         10,000     0.20%        0.22%                                      0.219%        88,033
Dale Geiger                          5,000     0.10%        0.11%                                      0.109%        44,017
John Camozzi                         5,000     0.10%        0.11%                                      0.109%        44,017
Perrin Vitkus                        5,000     0.10%        0.11%                                      0.109%        44,017
                                                                                                                          -
Sub-Total Common:                4,575,000    91.50%      100.00%                                    100.000%    40,275,277
                                                                                                  check ==>      40,275,275
                                                                                                               ------------
VTG Shareholders

 PREFERRED A                     DYNASIG                                                          CONVERT $    AS CONVERTED
-------------------------------  ---------                                                        -----------  ------------
Joanna Choe-Kim or Glen Choe        70,000     1.40%       16.47%                         84,815       0.105        807,763
Joanna Choe-Kim or Glen Choe        10,000     0.20%        2.35%                         12,116       0.105        115,395
Joanna Choe-Kim or Glen Choe        20,000     0.40%        4.71%                         24,167       0.105        230,163
Taewoo Ham & Heiyoung Ham           10,000     0.20%        2.35%                         11,882       0.105        113,164
Edward C. Rubadue                    5,000     0.10%        1.18%                          5,921       0.105         56,386
David A. & Barbara K. Rann           5,000     0.10%        1.18%                          5,898       0.105         56,171
Richard Kyung Lee & Choong Cho      20,000     0.40%        4.71%                         23,510       0.105        223,901
Kadae Kang                          20,000     0.40%        4.71%                         23,427       0.105        223,118
Allen Hong & Erica Yunsook Hong    100,000     2.00%       23.53%                        116,685       0.105      1,111,285
Richard Kyung Lee & Choong Cho     100,000     2.00%       23.53%                        115,658       0.105      1,101,500
Richard Kyung Lee & Choong Cho      20,000     0.40%        4.71%                         22,967       0.105        218,735
Perrin Vitkus                       45,000     0.90%       10.59%                         49,050       0.105        467,143
Sub-Total Common:                  425,000     8.50%      100.00%                        496,096                  4,724,723
                                                                                                                          -
                                                                                                               ------------
Total                            5,000,000   100.00%                                                             45,000,000





Common
Richard C. Kim                    78.252
David C. Kim                       6.847
Zezen-Zakur Holdings, LLC          1.956
Byong-Kwan Rho                     0.685
Allen Hong & Erica Yunsook Hong    0.391
Wayne Chodosh                      0.245
Herman Dreier                      0.245
First Electronics, Inc.            0.196
Matthew E. Doty                    0.196
Timothy Lee                        0.196
Dale Geiger                        0.098
John Camozzi                       0.098
Perrin Vitkus                      0.098  4,181,585

Sub-Total Common:                 89.501


VTG Shareholders                   0.000

 PREFERRED A
-------------------------------
Joanna Choe-Kim or Glen Choe       1.795
Joanna Choe-Kim or Glen Choe       0.256
Joanna Choe-Kim or Glen Choe       0.511
Taewoo Ham & Heiyoung Ham          0.251
Edward C. Rubadue                  0.125
David A. & Barbara K. Rann         0.125
Richard Kyung Lee & Choong Cho     0.498
Kadae Kang                         0.496
Allen Hong & Erica Yunsook Hong    2.470
Richard Kyung Lee & Choong Cho     2.448
Richard Kyung Lee & Choong Cho     0.486
Perrin Vitkus                      1.038
Sub-Total Common:                 10.499
                                       -

Total                            100.000


                                   EXHIBIT 1.4
                                   -----------

                         EXECUTIVE EMPLOYMENT AGREEMENT









The Executive Employment Agreement is included under Exhibit 10.2 of this Form 10-SB and incorporated herein by reference.

                                 EXHIBIT 2.1 (A)
                                 ---------------

                           CERTIFICATE OF DESIGNATION

                                     ------
VT GAMING SERVICES, INC.
------------------------
EXHIBIT A TO THE CERTIFICATE OF DESIGNATION OF
THE SERIES A PREFERRED SHARES

                           CERTIFICATE OF DESIGNATION

NAME. The name of the corporation is VT Gaming Services, Inc., an Arizona corporation (the "Corporation").

TEXT OF RESOLUTION. The Board of Directors (the "Board") of the Corporation duly adopted a resolution in the form attached hereto as Exhibit A and incorporated herein by this reference, establishing and designating the Series A 15% Cumulative Convertible Preferred Stock of the Corporation, and fixing and determining the relative preferences, privileges and voting powers of the shares of such Series and the restrictions and qualifications thereof, all as set forth in such resolution.

STATEMENT AND DATE OF ADOPTION. The aforementioned resolution was duly adopted by the Board effective as of December 31, 2004.

IN WITNESS WHEREOF, the undersigned hereby certify this 31st day of December, 2004, that the foregoing statement has been duly adopted by and on behalf of the Corporation as set forth above.

     /s/ Michael S. Williams
     -----------------------
Michael S. Williams, President ATTEST:

     /s/ Lanny R. Lang
     -----------------
Lanny R. Lang, Secretary

                          RESOLUTION OF DESIGNATION OF
             SERIES A 15% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF
                            VT GAMING SERVICES, INC.

          RESOLVED, that pursuant to the authority granted to the Board of Directors (the "Board") of VT Gaming Services, Inc. (the "Company") and in accordance with the provisions of the Articles of Incorporation of the Company, the Board hereby creates a series of preferred stock designated as Series A 15% Cumulative Convertible Preferred Stock with a Preference Amount equal to $1.00 per share, states the number of shares thereof to be 2,000,000 shares and fixes the relative rights, preferences and limitations of such shares as follows:

1.     DEFINITIONS.

For purposes of this Resolution, the following definitions shall apply:

1.1. Accrual Date shall mean each March 31st, June 30th, September 30, and December 31 starting March 31, 2005, for so long as any Shares remain outstanding. Such accrual shall commence when cash equivalent funds are accepted for the purchase of Shares and in the case of an event which occurs other than on an Accrual Date, including but not limited to Liquidation Events or establishing a Redemption Price, or other similar event, on such actual date.

     1.2. Audited Net Revenues shall mean revenues, net of any allowances for returns, allowances or other adjustments required by Generally Acceptable Accounting Principals, consistently applied, as reported by a independent accounting firm which is both qualified to prepare reports for companies reporting to the SEC and mutually acceptable to a majority of the Holders. Such revenues will be calculated from Company annual reports delivered within 91 days of the end of the Company's fiscal year.

     1.3.     Board shall mean the Board of Directors of the Company.

     1.4.     Common Stock shall mean the common stock of the Company.

     1.5. Common Stock Equivalent shall mean any securities convertible into Common Stock or exercisable for the purchase of Common Stock whose conversion price, exercise price, or equivalent is less than or equal to the Conversion Price.

     1.6. Company shall mean VT Gaming Services, Inc., an Arizona corporation or any successor.

     1.7. Controlling Holders shall mean Holders which own a majority of the Shares issued under this Certificate of Designation as indicated on the records of the Company.

     1.8. Conversion Date shall mean the date on which the Shares are converted to Common Stock whereupon the rights of the Record Holders will cease with respect to the Shares and certificates for shares of Common Stock will be issued to such Record Holders who will become the holders of record of the Shares of Common Stock represented thereby.

     1.9. Conversion Price shall mean the initial price of $ 0.105 but which may be adjusted in accordance with Section 5.

     1.10. Cumulative Dividend shall mean a dividend with respect to the Shares accruing from the date of payment of consideration for the Shares to the Accrual Date at a rate of 15% per annum of the Preference Amount ($.15 per Share per year).

     1.11. Demand Event shall mean (a) anytime after July 1, 2006, if the Company fails to maintain trading status on the OTC Bulletin Board or other national exchange or trading market with greater eligibility requirements or
(b) any breach in the terms of this Certificate of Designation.

     1.12. Distribution shall mean the transfer of cash or property without consideration, by way of dividend or otherwise (except a dividend in shares of the capital stock of the Company), or the purchase or redemption of shares of capital stock of the Company for cash or property, excluding the repurchase of any shares from a terminated employee or consultant of the Company within terms of the agreement providing such repurchase.

     1.13. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     1.14. Liquidation Event shall mean any liquidation, dissolution or winding up of the Company or the sale or transfer of all or substantially all of the assets of the Company, whether voluntary or involuntary. This shall include a merger where the common shareholders of the Company do not hold a majority of the equity in the surviving entity.

     1.15. Person shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization or government or any department or any agency thereof.

     1.16.     Preference Amount shall mean $1.00 per Share.

     1.17. Record Holder or Holder shall mean any Person who has legal title to the Shares as set forth by the stock ownership records of the Company as of the particular record date.

     1.18. Redemption Date shall mean the date fixed by the Redemption Notice for the Company to exercise its optional Redemption Rights.

     1.19. Redemption Demand shall mean the notification by the Controlling Holders that the Company has caused a Demand Event.

     1.20. Redemption Notice shall mean a written notice mailed to each Holder 45 days in advance of the Redemption Date.

     1.21. Redemption Price shall mean the cash amount of the Preference Amount per Share and, in addition, an amount in cash equal to all accrued and unpaid dividends on the Shares accumulated as provided in Paragraph 2.1 to and including the date fixed for redemption, and theretofore unpaid.

     1.22. Redemption Rights shall mean the right of the Company to repurchase the Shares upon proper notice.

     1.23. SEC shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     1.24.     Securities Act shall mean the Securities Act of 1933, as amended.

     1.25.     Share shall mean a share of Series A Preferred Stock.

     1.26. Shareholder shall mean any Person who has legal title to the Common Stock, the Series A Preferred Stock or any other series of preferred stock of the Company designated with the right to receive liquidation proceeds of the Company as set forth by the stock ownership records of the Company as of the particular record date.

     2.     DIVIDENDS.

     2.1. General Obligation. When and as declared by the Board, the Company shall pay dividends to the Record Holders. Except as otherwise provided herein, Cumulative Dividends on each Share will accrue on each Accrual Date after consideration for the Shares are received whether or not such dividends shall have been declared or whether or not there are profits, surplus or other funds of the Company legally available for the payment of such dividends, provided, however, dividends will be paid only at such time as both (i) funds of the Company are legally available for payment thereof and (ii) the Board declares and authorizes such payment.

     2.2. Priority. The Shares are senior to all other capital stock of the Company, including the Common Stock any other series or class of stock as may be designated by the Board from time to time, in right of priority to Distributions paid as dividends or otherwise. No dividends or other Distributions with respect to any other series or class of capital stock of the Company shall be declared or paid prior to the declaration and payment in full of all Cumulative Dividends accrued as of the last proceeding Accrual Date.

     3.     LIQUIDATION EVENT AND REDEMPTION.

     3.1. Upon Liquidation. Upon occurrence of a Liquidation Event, the Record Holders will be entitled to be paid, before any payment or other Distribution is made upon any other equity securities of the Company, an amount in cash equal to the Preference Amount plus any accrued but unpaid dividends thereon up to the date of occurrence of the Liquidation Event. Depending on the date of the of the Liquidation Event, after the Preference Amount plus accrued dividends have been paid on all outstanding Shares any remaining funds and assets of the Company legally available for distribution to the Shareholders will be distributed ratable among the Shareholders in accordance with their Common Stock holdings on an as converted basis. This means the Holders will participate with the holders of the Common Stock in the balance of the Distribution in an amount equal to the number of shares of Common Stock the Holders would have received if the Shares had converted immediately prior to the Liquidation Event. For example, if the Shares outstanding at the time of the Liquidation Event converted into 10% of the Company, then the Holders of such Shares would get their Preference Amount and any accrued and unpaid dividends and then receive 10% of the amount to be distributed to the Common Stock Shareholders thereafter. This right to share on a "as converted" basis shall be limited to each Record Holder receiving twenty (20) times the amount they paid to purchase their Shares until December 31, 2006, but thereafter this right to participate is unlimited. The Holders, in their sole option, always have the right to convert their Shares and participate in the proceeds from the Liquidation Event as Common Stock. Any dispute regarding the Distribution proceeds between the Holders and the Company shall be determined by an appraisal by a mutually agreed upon appraiser. The Company and the Holders shall each pay one-half of the cost of this appraisal.

     3.2. If upon any Liquidation Event the assets of the Company to be distributed among the Record Holders are insufficient to permit payment in full to each Record Holder of the Preference Amount plus any accrued and unpaid dividends thereon, then the entire assets to be distributed will be distributed ratably among such Record Holders. The Company will mail written notices of a Liquidation Event not less than 20 days prior to the payment date stated therein to each Record Holder.

     3.3.     Company Redemption.

3.3.1. The Company may at any time it may lawfully do so, at the option of the Board of Directors, redeem all, but not less than all, of the Shares by paying the Redemption Price in cash.

3.3.2. At least 45 days prior to the date fixed for any redemption of the Shares the Company shall mail, postage prepaid, a Redemption Notice to each Record Holder at such Record Holder's post office address last shown on the records of the Company, stating the Company's intention to redeem the Shares. Such Redemption Notice shall specify the Redemption Date, the date on which the Record Holders' conversion rights relating to the Shares terminate and call upon the Record Holders to surrender to the Company, in the manner and at the place designated, the certificates representing the Shares to be redeemed. On or after the Redemption Date, each Record Holder of the Shares to be redeemed shall surrender the certificate or certificates representing the Shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. From and after the Redemption Date, unless there shall be a default in the payment of the Redemption Price, all rights of the Record Holders of the Shares, except the right to receive the Redemption Price without interest thereon upon the surrender of their certificate or certificates, shall cease. Such Shares shall not thereafter be transferable on the books of the Company or be deemed outstanding for any purpose whatsoever.

3.3.3. On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all Shares then outstanding with one of the largest 50 banks in the United States, or any affiliate bank thereof, as a trust fund for the benefit of the Record Holders. Any moneys so deposited by the Company relating to Shares converted into Common Stock shall be immediately returned to the Company no later than the day after the Redemption Date. The Company may request release of the funds upon voluntary conversions. Any moneys remaining unclaimed at the expiration of one year following the Redemption Date shall be returned to the Company upon its request expressed in a resolution of the Company's Board of Directors. If no claim is submitted within three years of the Redemption Date, the Company may cancel the Shares and the Holder shall have no further claim on the Company.

     3.4. Optional Holder Redemption. Upon the occurrence of any Demand Event, at the sole option of the Controlling Holders, such Holders may elect, in their sole discretion, to demand the Company pay within five business days from the date of the Notice all the Holders the Redemption Price. The Controlling Holders may appoint an agent and such agent's acts will bind all other Holders.

3.4.1. Default on the Redemption Demand. If the Company fails to pay the Redemption Price of a Redemption Demand when due, upon 10 days notice the Controlling Holders or their agent, if one has been appointed, may declare a default in the Redemption Demand and thereafter an amount equal to 120% of the Redemption Price shall be payable to the Holders and shall be evidenced by a note or notes issued by the Company (the "Redemption Notes"). Such Redemption Notes shall bearing annual interest at a rate of 20% per annum payable monthly and will be due on demand. The Company will, immediately upon notice, execute documentation to secure its liability under the Redemption Notes by a pledge of all its assets.

3.4.2. Power of attorney. Upon the declaration of a default under the prior section, an agent representing a majority of the Holders shall have the right to act as the attorney in fact for the Company for the purpose of issuing the notes and executing security interests and pledges on all of the Company's assets.

3.4.3. Right to additional Board seats. Upon the conversion of the Shares into a Note or Notes under this section, if necessary, the Company's by-laws shall be deemed amended and the Holders shall have the right to immediately and without further notice appoint a majority of the Company's Board of Directors.

     4.     CONVERSION.

     4.1. Voluntary Conversion. At any time prior to a Redemption Date, but not thereafter, Record Holders of Shares shall have the right to convert the Shares and any accumulated dividends into shares of Common Stock in accordance with Section 4.3 or 4.4 hereof.

     4.2. Automatic conversion. Starting one year after the Company's Common Stock starts trading on either the OTC Bulletin Board or the NASDAQ, if the asking price of the Common Stock on the OTC Bulletin Board or the NASDAQ exceeds five times the Conversion Price for 60 consecutive trading days, the Shares and any accumulated dividends will automatically convert into Common Stock in accordance with Section 4.3 hereof. The Company shall send a notice to Holders upon such automatic conversion.

     4.3. Conversion Ratio. Upon conversion of the Shares, Record Holders shall receive the number of shares of Common Stock equal to (i) the Preference Amount plus all accrued and unpaid dividends divided by (ii) the Conversion Price, unless the Holders elect to have such dividends paid in cash under
Section 4.4 hereof.

     4.4. Mechanics of Conversion. Each Record Holder who converts Shares into Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Shares and shall give written verification to the Company of the number of Shares being converted. Thereupon, the Company shall promptly issue and deliver by overnight delivery to such Record Holder a certificate or certificates for the number of shares of Common Stock to which such Record Holder is entitled. Upon the surrender of any Share certificate the Holder may elect through a written notice to have undeclared cumulative Dividends as accrued under the provisions of
Section 2, paid in cash within 30 days of surrender of the Share certificate.

     4.5. Fractional Shares. Any fractional shares of Common Stock to be issued upon the conversion of the Shares shall be rounded up to the next whole share of common stock.

     5.     ANTI-DILUTION ADJUSTMENTS.

The Conversion Price and the number and kind of Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article 5.

5.1     Mechanical Adjustments.

5.1.1 In the event the Company at any time or from time to time prior to the exercise of the conversion of all the Shares shall declare or pay any dividend on the Common Stock payable in Common Stock or Common Stock Equivalents, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock or Common Stock Equivalents), then and in any such event, the Conversion Price shall be adjusted by multiplying the Conversion Price prior to the adjustment by the number of shares of Common Stock (including all Common Stock issuable in exchange for Common Stock Equivalents, if applicable) outstanding immediately prior to the effective time of such event and dividing the result by the number of shares of Common Stock outstanding immediately after the effective time of such event, effective in the case of such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

5.1.2 In the event the Company at any time or from time to time prior to the exercise of the conversion rights of all the Shares makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Company other than shares of Common Stock or Common Stock Equivalents, then and in each such event provision shall be made so that the Holders shall receive upon exercise of their conversion rights, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities which such Holders would have received had they exercised their conversion rights prior to such effective record date.

5.1.3 All calculations under this Section 5.1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5.2 Notices of Adjustment. Whenever the number of Shares or the Conversion Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Holders a certificate signed by (i) its Chief Executive Officer and President; and (ii) any Vice President, Treasurer or Secretary. Such certificate shall set forth the adjusted number of Common Shares purchasable upon the conversion of the Shares and the Conversion Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5.3 No Adjustment for Cash Dividends. Except as provided in Section 5.1 of this Agreement, no adjustment in respect of any cash dividends shall be made while the Shares are outstanding. However, Holder's shall receive a written notice of such declaration of such dividend payable at least 20 days prior to the Record Date. Holders have the right but not the obligation to notify the Company of their election to convert before the Record date and receive such Dividend.

     Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon the conversion of the Shares) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute an agreement granting all Holders the right thereafter to convert the Shares into the kind and amount of shares, and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had the conversion right been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock, and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article 5. The provisions of this Section 5.4 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

     Dilutive Issuance. Except as provided in Section 5.9 below, in the event the Company shall issue additional shares of Common Stock or Common Stock Equivalents without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuance (a "Dilutive Price"), then, and upon such event, the then Conversion Price shall be reduced concurrently with such issuance to the Conversion Price determined as follows: (i) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to the issuance that results in the adjustment, shall be multiplied by (ii) such Conversion Price in effect immediately prior to such issuance, and to the result (iii) shall be added the actual consideration received for the additional shares of Common Stock and Common Stock Equivalents, thereupon the resulting total (iv) shall be divided by the sum of (A) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to the issuance that results in the adjustment and (B) the number of additional shares of Common Stock and Common Stock Equivalents resulting in the adjustment. If the quotient thus obtained is less than the Conversion Price then in effect, such quotient shall be the adjusted Conversion Price until further adjusted as provided herein. In the event that the amount raised at the Dilutive Price is greater than an accumulated amount of $500,000 since the date of the approval of this Certificate of Designation and the average price paid is less than the Conversion Price then in effect, then the Conversion Price shall be adjusted to the lowest price paid for these securities without the calculations required by this Section 5.5

     Determination of Consideration. For purposes of Section 5.5, the consideration received by the Company for the issuance of any additional shares of Common Stock or Common Stock Equivalents shall be computed as follows:

5.6.1. all calculations under this Section 5.6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5.6.2. insofar as the consideration consists of cash, the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

5.6.3. insofar as the consideration consists of property other than cash, at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

5.6.4. in the event additional shares of Common Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, the proportion of such consideration so received, computed as provided in 5.6.2. and 5.6.3. above, as determined in good faith by the Board.

5.6.5. If the Controlling Holders dispute the finding of the Board, all such determinations shall be made by a mutually agreed upon appraiser.

5.6.6. For the purpose of computing the initial adjustment of the Conversion Price, in the event the Company Common Stock Equivalents, the consideration per share received by the Company for such Common Stock Equivalents shall be determined by dividing:

5.6.6.1. the total amount, if any, received or receivable by the Company as consideration for the issue of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise or the conversion of exchange of such Common Stock Equivalents, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

5.6.6.2. the maximum number of shares of Common Stock issuable upon the exercise of or the conversion or exchange of Common Stock Equivalents

               5.6.6.3Issuance Costs. Any commission, fees, costs or other expenses related to the issuance of any additional shares of Common Stock or Common Stock Equivalents shall not be included in the consideration received by the Company.

     Adjustments for Other Dividends. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Record Holders receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the which such Record Holders would have received had the Shares been converted prior to such effective record date.

     Exceptions. Excluding issuances to Shareholders and affiliates of Shareholders that own more than 20% of the Company's outstanding Common Stock and voting Common Stock Equivalents, the foregoing provisions of this Article 5 notwithstanding, no adjustment shall apply to the issuance of up to 3,000,000 shares of Common Stock authorized for issuance under an employee stock ownership plan.

     "Tag Along" Rights. If any Holders receive an offer to purchase any of their Shares by a third party, whereby such third party (including any affiliate or person or persons that are acting in concert with such third party) would have effective control of the outstanding voting shares of the Company, such Holder shall not entertain, accept or otherwise negotiate such offer unless such offer is extended to all of the Holders.

     6.     RIGHTS AND RESTRICTIONS.

     6.1 Board Representation. For so long as the Shares remain outstanding, the Board shall not exceed five members and the Holders shall elect one member to the Board voting as provided in Article 8 below.

6.2 Restrictions. Without the affirmative approval of at least 67% of the issued Shares, the Company may not

6.2.1 Issue Senior Securities. Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred, as to dividend, liquidation preferences or conversion rights;

6.2.2 Change its Authorized Shares. Increased or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

6.2.3 Change the rights of the Shares. Change, by amending the Company's Articles of Incorporation, by-laws, or otherwise, any of the rights, preferences, privileges or limitations provided for herein for the benefit of the Shares.

6.2.4 Create a Preference to the Shares. Make any Distribution, as a dividend, in liquidation or otherwise, in preference to the distribution rights of the Shares.

     6.3 Non limiting as to business combinations. Nothing in the Article shall be construed as limiting the Company's ability to make any subdivision or combination of the outstanding Common Stock or approving any merger, consolidation, asset sale or stock sale.

     7.     RIGHT OF FIRST REFUSAL.

Excluding (a) a firmly underwritten stock offering with proceeds exceeding $10,000,000; or (b) the issuance of shares of Common Stock upon the exercise of the series A through F warrants; or (c) shares issued under a qualified employee stock ownership plan; each Record Holder shall be given the right to purchase such Record Holder's pro rata portion of any equity securities offered by the Company (other than the warrants or options offered to employees and consultants under the Incentive Stock Option Plan, shares issued in a merger or in connection with obtaining a lease line, line of credit or a similar financing transaction) on the same terms and conditions as the Company offers such securities to other potential investors. The pro rata portion to which each Record Holder is entitled shall be calculated based upon such Record Holder's percentage of ownership of the Company's outstanding Common Stock assuming conversion of all outstanding convertible securities and of the Shares as provided in Section 4.3 hereof.

8.     VOTING RIGHTS.

     Each Share will vote on an "as converted" basis except the Shares shall vote as a single class to elect one director to serve on the Company's board of directors or other matters identified in Article 6. Any action to be taken by the Record Holders as a class may be taken without a separate meeting, by consent resolution of the Controlling Holders or the required percentage of Shares as the case may be.

     9.     INFORMATION RIGHTS.

     The Company shall provide to all Record Holders an audited annual report containing a balance sheet, income statement and statement of cash flows for the fiscal year within 90 days after the end of each fiscal year. Such financial statements shall be prepared by an independent auditing firm acceptable to the SEC.

     10.     NOTICES.

All notices referred to herein, except as otherwise expressly provided, will be hand delivered or made by mail, postage prepaid, and will be deemed to have been given when so hand delivered or mailed to the last known address of the Record Holder as set forth on the stock ledger of the Company.

                                       35
                                 EXHIBIT 2.1 (B)
                                 ---------------

                      FINANCIAL SERVICES ADVISORY AGREEMENT









The Financial Services Advisory Agreement is included under Exhibit 10.3 of this Form 10-SB and incorporated herein by reference.

                                     ------
                                   EXHIBIT 2.2
                                   -----------

                             SHAREHOLDER'S AGREEMENT









The Shareholder's Agreement is included under Exhibit 9.1 of this Form 10-SB and incorporated herein by reference.

                                     ------
                                   EXHIBIT 3.7
                                   -----------

                                 ADVERSE CLAIMS









None.

                                   EXHIBIT 3.8
                                   -----------

                               INSURANCE POLICIES

                               INSURANCE POLICIES



The following have been provided to VT Gaming Services, Inc.:

- $2 million liability insurance covering the property leased from Milicevic in Scottsdale, AZ.

                                   EXHIBIT 3.9
                                   -----------

                                   LITIGATION









None.

                                  EXHIBIT 3.10
                                  ------------

                               PROPRIETARY RIGHTS

                               PROPRIETARY RIGHTS



The following have been provided to VT Gaming Services, Inc.:

- All DynaSig and Bio-Pen related material, design, and software has been assigned to and is owned by DynaSig per agreements with Richard Kim and OptiSense.

-     OptiSense Agreement.

-     Software licensing agreement from EzValidation.

- Assignment documents relating to two existing patent applications, owned by Richard Kim, which have been assigned to DynaSig as well as all related claims for inventions related to DynaSig. Future inventions covered by the R Kim employment agreement, which is part of the Exchange Agreement.

                                  EXHIBIT 3.11
                                  ------------

                         FINANCIAL STATEMENTS OF DYNASIG

                               DYNASIG CORPORATION

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004



                                   -UNAUDITED-


























Prepared: December 31, 2004

                                   -UNAUDITED-


These financial statements have not been audited or reviewed by independent auditors and no opinion or any other form of assurance is provided. Although we have made every effort to make full and complete disclosure, these financial statements may omit disclosures required by GAAP. If omitted disclosures were included in these financial statements, they might influence conclusions about Company financial matters, and therefore are not designed for those who are not informed about such matters.

                                       11
                               DYNASIG CORPORATION
                               -------------------

                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                   -UNAUDITED-


ASSETS

CURRENT ASSETS:
Cash                                                                                                           $  14,570
Accounts receivable                                                                                                  960
Inventories                                                                                                       18,206
Prepaid expenses and other current assets                                                                          2,600
Total current assets                                                                                              36,336

MACHINERY AND EQUIPMENT, net                                                                                      24,343
PATENT AND INTELLECTUAL PROPERTY RIGHTS, net                                                                      11,136
LICENSES AND TECHNOLOGY, net                                                                                       9,000
OTHER ASSETS, net                                                                                                    475
                                                                                                               $  70,154

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable                                                                                               $  20,059
Due to related party                                                                                              85,444
Notes payable                                                                                                     70,823
Other accrued liabilities                                                                                          4,833
Total current liabilities                                                                                        181,159
                                                                                                               ----------

COMMITMENTS AND CONTINGENCIES                                                                                          -

STOCKHOLDERS' DEFICIT:

Undesignated Preferred stock; authorized 4,000,000 shares, no shares issued and outstanding                            -

Series A Preferred; $1.00 liquidation preference, 1,000,000 shares authorized, 425,000 issued and outstanding    425,000

Common stock; no par value, authorized 10,000,000 shares, 4,575,000 shares issued and outstanding                  4,575
Accumulated deficit                                                                                             (540,580)
Total stockholders' deficit                                                                                     (111,005)
                                                                                                               ----------
                                                                                                               $  70,154
                                                                                                               ----------





       The accompanying notes are an integral part of this balance sheet.



                                   2004        2003
                                ----------  ----------

REVENUES                        $   9,030   $       -

COSTS OF REVENUES                  10,138           -

GROSS MARGIN/(LOSS)                (1,108)          -
                                ----------  ----------

OPERATING EXPENSES:
Research and development          228,982      86,919
Selling and marketing              25,843      12,026
General and administrative         76,873      51,565
Legal and professional fees        12,634      28,528
Depreciation and amortization      10,786         834
Total operating expenses          355,118     179,872
                                            ----------

LOSS FROM OPERATIONS             (356,226)   (179,872)

OTHER INCOME/(EXPENSE):
Interest expense                   (4,694)       (138)
Interest income                       106         244
Total other income/(expense)       (4,588)        106

NET LOSS                        $(360,814)  $(179,766)
                                ----------  ----------




   The accompanying notes are an integral part of these financial statements.

                                     ------


                                        4
                               DYNASIG CORPORATION
                               -------------------

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   -UNAUDITED-


(1)  ORGANIZATION AND OPERATIONS

Dynasig Corporation (the "Company") was incorporated in Arizona on June 17, 2003. The Company develops and sells the Dynasig System. The Dynasig System consists of a proprietary dynamic biometric capture device (the "Bio-Pen") plus the proprietary registration and authentication software necessary to verify the actual process of creating a signature using the Bio-Pen. The Bio-Pen measures the signature process by translating speed, tilt, pressure and other variables of the Bio-Pen as it is used into a highly secure, digital pattern. The Bio-Pen's proprietary software decrypts the pattern and evaluates it against a registration pattern to identify an authorized signer. The Company believes the Dynasig System will be used for access control and authentication activities of various types.

(2)  GOING CONCERN

The Company faces many operating and industry challenges. There is no meaningful operating history to evaluate the Company's prospects for successful operations. The Company has incurred net losses and has had negative operating cash flow since inception. Future losses are anticipated and the Company's operations, even if successful, may not result in cash flow sufficient to finance the continued expansion of its business. The Company's success is also dependent on several key employees.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed, the Company has incurred losses since inception and has not yet obtained capital needed to achieve management's plans and support its operations and there is no assurance that the Company will be able to raise such financing. These factors raise substantial doubt about the Company's ability to continue as a going concern.
In view of these matters, realization of a major portion of the assets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements and the success of its future operations. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

On December 27, 2004, the Company entered into a secured line of credit agreement (the "LOC") with Visitalk Capital Corporation ("VCC") (see Note 8). The purpose of the LOC is to provide working capital to allow the Company to continue operations while seeking additional capital. The Company also expects to offer additional shares of its Series A 15%, Cumulative, Convertible Preferred stock for $1.00 per share (the "Offering"). A total of $425,000 was raised during the years ended December 31, 2004 and 2003.

Although no assurances can be given, management believes that the borrowings available under the LOC and anticipated proceeds from the Offering will allow the Company to obtain sufficient capital for operations and to continue as a going concern.

(3)  SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

On June 17, 2003, Optisense Corporation ("Optisense"), which is 100% owned by Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder, entered into an agreement with the Company to develop the Dynasig System (see Note 7). Due to the related party nature of the transactions between Optisense and the Company, all Optisense expenses have been recognized by the Company. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for transactions involving entities under common control.

     REVENUE RECOGNITION

The Company expects to derive revenues from the sale of various configurations of the Dynasig System. Such systems may include a license to software products under software license agreements. The Company recognizes revenues in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9, Modifications of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. If customer contracts contain multiple elements, and vendor-specific objective evidence exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "Residual Method" prescribed by SOP 98-9.

In the case of software license agreements, sales are recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection is probable, and delivery and customer acceptance of the software products have occurred. In the event the Company grants its customers the right to specified upgrades, license revenue is deferred until delivery of the specified upgrade. If vendor-specific objective evidence of fair value exists for the specified upgrade, then an amount equal to this fair value is deferred. If vendor-specific objective evidence of fair value for the upgrade does not exist, then the entire license fee is deferred until the delivery of the specified upgrade. In instances where vendor obligations remain, revenues are deferred until the obligation has been satisfied.

     COSTS OF REVENUES

Costs of revenues include materials and labor associated with the installation, implementation, warranty and support of the Bio-Pen and components sold. In addition, costs of revenues include a charge for inventory related to discontinued or unsalable versions of the Bio-Pen, totaling $7,815 for the year ended December 31, 2004.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and all highly liquid investments with maturity of three months or less when purchased.

     ORGANIZATION COSTS

Organization costs are amortized on the straight-line basis over five years.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future, undiscounted, net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist primarily of cash, and obligations under accounts payable and accrued expenses. The carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair value.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

     PATENT AND INTELLECTUAL PROPERTY RIGHTS

The cost of any applications for patent and intellectual property rights and their prosecution to final award will be capitalized and amortized over the estimated remaining life of the respective patent and intellectual property rights

STOCK BASED COMPENSATION

The Company applies the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and provides the pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, had been applied. In accordance with APB No. 25, compensation expense is recorded on the date an option is granted only if the current market price of the underlying stock exceeds the exercise price. The Company has granted no employee stock options since inception.

     LOSS PER SHARE

The Company has adopted SFAS No. 128, Earnings per Share, which supercedes APB No. 15. Basic EPS differs from primary EPS calculation in that basic EPS does not include any potentially dilutive securities. Diluted EPS must be disclosed regardless of dilutive impact to basic EPS.

     INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this standard may have a material impact on the Company's financial statements assuming employee stock options are granted in the future.

(4)  MACHINERY AND EQUIPMENT

Machinery and equipment as of December 31, 2004 is as follows:



Machinery and equipment         $ 12,615
Office furniture and equipment     1,464
Capitalized molds                 20,663
                                  34,742
Less: Accumulated depreciation   (10,399)
                                ---------
                                $ 24,343

Depreciation expense totaled $9,646 and $752 for the years ended December 31, 2004 and 2003, respectively.

(5)  PATENT AND INTELLECTUAL PROPERTY RIGHTS

Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder, is the original developer of the Dynasig System. Dr. Kim has assigned all his rights in the Dynasig System to the Company. On August 23, 2004, Dr. Kim filed a formal patent application covering certain aspects of the current version of the Dynasig System in the United States and filed a world patent application under the Patent Cooperation Treaty (PCT) rules. Before February 2007, the Company must select individual countries in which to seek this extended patent protection and sustain the cost of such applications and prosecutions. Dr. Kim intends to file additional formal patents related to the Dynasig System in the future, which will also be assigned to the Company.

The Company has also developed manufacturing processes and component designs that it considers "trade secrets," and that it believes would make the Dynasig System difficult to produce by other manufacturers. The Company has agreements with its officers and will enter into agreements with any new employees that any new features, trade secrets and patents developed in the future are owned exclusively by the Company.

(6)  LICENSES AND TECHNOLOGY

Licenses and technology as of December 31, 2004 consist of the following:

Purchased license rights       $   10,000
Less: Accumulated amortization     (1,000)
                                ==========
                               $    9,000

Amortization expense totaled $1,000 and $-0- for the years ended December 31, 2004 and 2003, respectively. Amortization expense related to these intangible assets is expected to be as follows for years ended December 31:

2005     $    4,000
2006          4,000
2007          1,000
         ==========
         $    9,000

(7)  DUE TO RELATED PARTY

Optisense Corporation ("Optisense") is 100% owned by Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder. On June 17, 2003, Optisense entered into an agreement with the Company to develop the Dynasig System (the "Optisense Agreement"). The Optisense Agreement required fixed payments of $15,000 per month plus the reimbursement of certain out-of-pocket related expenses. On December 31, 2003, the Optisense Agreement was amended to allow Optisense to hire two employees dedicated to the Bio-Pen project and for the Company to fully reimburse Optisense for this expense. Due to the related party nature of this transaction, all Optisense expenses have been recognized by the Company. Any amounts paid to Optisense over actual expenses have been charged to research and development expenses as a management fee. This management fee totaled $81,432 and $37,026 for the years ending December 31, 2004 and 2003, respectively. The Company owes Optisense $85,444 as of December 31, 2004. Other than this liability, the Company expects to perform all its own development work in the future and have a very limited relationship with Optisense.

(8)  NOTES PAYABLE

Notes payable as of December 31, 2004 is as follows:

Line of Credit borrowings     $   25,000
Note payable to Milestone         45,823
                              ==========
                              $   70,823

On December 27, 2004, the Company entered into a line of credit agreement ("LOC") with VCC for up to $100,000. Any advances under the LOC are secured by a lien on all of the Company's assets. Notes are issued under the LOC as advances are made to the Company (the "LOC Notes"). Interest on the LOC Notes accrues at 15% per annum. The LOC Notes and any accrued interest are convertible into shares of Series A Preferred stock at a price of $1.00 per share. During the year ended December 31, 2004, the Company borrowed $25,000 under the LOC. Accrued interest totaled $25 as of December 31, 2004. The LOC expires on December 31, 2005.

The note payable to Milestone as of December 31, 2004 is payable to Milestone Equity Partners Phoenix, LLC in the principal amount of $55,000 (the "Milestone Note"). The Milestone Note was issued for a mutual release of all claims arising from a Consulting Agreement between the Company and Milestone dated June 20, 2003. The Milestone Note is due on December 20, 2005, bears no stated interest, is secured on all the assets of the Company, and has preemptive conversion and acceleration rights related to capital raised by the Company since its issuance. For accounting purposes, interest has been imputed at 10% and the note principal originally recorded in the amount of $45,823. Interest expense totaled $138 and $4,670 for the years ended December 31, 2004 and 2003, respectively. Accrued interest totaled $4,808 as of December 31, 2004.

(9)  STOCKHOLDERS' EQUITY

     AUTHORIZED CAPITAL

The Company's authorized capital consists of 10,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock. The board of directors of the Company, in its sole discretion, may establish par value, divide the shares of preferred stock into series, and fix and determine the dividend rate, designations, preferences, privileges, and ratify the powers, if any, and determine the restrictions and qualifications of any series of preferred stock as established. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders.
Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. In June 2003, the board of directors of the Company designated 1,000,000 shares of the Company's authorized preferred stock as Series A Preferred stock.

     SERIES A PREFERRED STOCK

As of December 31, 2004, 425,000 shares of Series A Preferred stock are issued and outstanding. The Series A Preferred stock bears a 15% cumulative dividend and has a per share liquidation preference equal to $1.00 plus any unpaid dividends ("Liquidation Preference"). As of December 31, 2004, the board of directors of the Company has declared no dividends. Dividends must be declared by the board of directors of the Company to become payable. If cash dividends were to be paid, the Series A Preferred stock would have preference in payment of dividends over the common stock and any other series of preferred stock later designated.

Each share of Series A Preferred stock and any accumulated dividends are initially convertible into one shares of the Company's common stock. Holders of shares of Series A Preferred stock may elect to convert at any time. Other attributes of the Series A Preferred stock are priority of class, liquidation preference, anti-dilution protection and adjustment, right of first refusal to the holders, and voting rights on an as converted basis. The Series A Preferred stock is senior to all other capital stock of the Company. In the event of liquidation, the holders of Series A Preferred stock will be entitled to be paid an amount in cash equal to the Liquidation Preference, before any other payment or distribution is made. The Series A Preferred stock is protected from a dilutive issuance of additional shares of stock at a per share less than the conversion price at the date of such new issuance. Each share of Series A Preferred stock votes with the shares of common stock as a single class on all matters except for matters that affect the rights of the Series A Preferred stock, in which case the Series A Preferred stock votes separately as a single class.

COMMON STOCK TRANSACTIONS

The initial capitalization of the Company was 4,000,000 shares of common stock issued to Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder for $4,000 cash. Between June and December 2003, the Company issued 575,000 shares of common stock for consulting fees, valued at $.001 per share, or $575, to 12 individuals and entities that assisted in the start-up and development costs of the Company.

(10)  INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has a deferred income tax asset of $209,311 as of December 31, 2004. The net deferred income tax asset has been reduced in its entirety by a valuation allowance. No provision or benefit for income taxes has been reported in the accompanying statements of operations since any current income tax benefit would be offset by an equal increase in the valuation allowance. The valuation allowance increased by $144,587 and $64,724 during the years ended December 31, 2004 and 2003 respectively.

(11)  RELATED PARTIES

     OPTISENSE CORPORATION

Optisense Corporation ("Optisense") is 100% owned by Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder. As discussed in Note 7, Optisense entered into an agreement with the Company to develop the Dynasig System. The Company owes Optisense $85,444 as of December 31, 2004. Other than this liability, the Company expects to perform all its own development work in the future and have a very limited relationship with Optisense.

(12)  COMMITMENTS AND CONTINGENCIES

     EMPLOYMENT COMMITMENTS

The Company executed an employment agreement with Richard C. Kim Ph.D., the Company's Chief Executive Officer and largest shareholder. This agreement requires Dr. Kim's exclusive service to the Company in exchange for minimum annual salary of $100,000. This agreement also provides for discretionary bonuses determined by the board of directors of the Company and contains customary non-compete covenants and the assignment by Dr. Kim of any new features, trade secrets and/or patents developed by the Company, in the future. Upon termination for reasons other than for cause, the Company will be obligated to Dr. Kim for a 24 month severance payment equal to twice his average salary and bonus paid out over a 24 month period. Therefore, the aggregate potential commitment under this agreement is $200,000 as of December 31, 2004.

                                  EXHIBIT 3.13
                                  ------------

                                   COMMITMENTS

                                   COMMITMENTS


The following have been provided to VT Gaming Services, Inc.:

-     Milestone Note and Security Agreement;

-     The OptiSense Agreement;

- All mold cost from Plastic Tooling Co. were transferred to and assumed by DynaSig.

                                   EXHIBIT 4.7
                                   -----------

                           FINANCIAL STATEMENTS OF VTG

                            VT GAMING SERVICES, INC.


                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004


                                   -UNAUDITED-





Prepared: December 31, 2004

                                   -UNAUDITED-

These financial statements have not been audited or reviewed by independent auditors and no opinion or any other form of assurance is provided. Although we have made every effort to make full and complete disclosure, these financial statements may omit disclosures required by GAAP. If omitted disclosures were included in these financial statements, they might influence conclusions about Company financial matters, and therefore are not designed for those who are not informed about such matters.

                            VT GAMING SERVICES, INC.
                            ------------------------

                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                   -UNAUDITED-

                                     ASSETS



ASSETS

                                                                                                        CURRENT ASSETS:
Cash                                                                                                 $  297
Total current assets                                                                                    297

TECHNOLOGY RIGHTS                                                                                         -
OTHER ASSETS, net                                                                                       647
                                                                                                     $  944

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                                                     $    -
Total current liabilities                                                                                 -

COMMITMENTS AND CONTINGENCIES                                                                             -

STOCKHOLDERS' DEFICIT:

Undesignated Preferred stock; authorized 10,000,000 shares, no shares issued and outstanding              -

Common stock; no par value, authorized 200,000,000 shares, 5,046,779 shares issued and outstanding    1,000
Accumulated deficit                                                                                     (56)
Total stockholders' deficit                                                                            (944)
                                                                                                     -------
                                                                                                     $  944
                                                                                                     -------

REVENUES                                                                                               $  -

COSTS OF REVENUES                                                                                         -

GROSS MARGIN/(LOSS)                                                                                       -
                                                                                                       -----

OPERATING EXPENSES:
General and administrative                                                                               10
Depreciation and amortization                                                                            46
Total operating expenses                                                                                 56
                                                                                                       -----

LOSS FROM OPERATIONS                                                                                    (56)

OTHER INCOME/(EXPENSE):
Interest expense                                                                                          -
Interest income                                                                                           -
Total other income/(expense)                                                                              -

NET LOSS                                                                                               $(56)
                                                                                                       -----






   The accompanying notes are an integral part to these financial statements.

                                     ------
                            VT GAMING SERVICES, INC.
                            ------------------------

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                   -UNAUDITED-


(1)  ORGANIZATION AND OPERATIONS

VT Gaming Services, Inc. (the "Company") was incorporated in Arizona on September 3, 2004 as a wholly owned subsidiary of Visitalk Capital Corporation ("VCC"). The Company was formed as part of the implementation of a confirmed Chapter 11 reorganization plan (the "Visitalk Plan") of visitalk.com, Inc. ("Visitalk.com"). The Visitalk Plan was deemed effective by the Bankruptcy Court on September 17, 2004 (the "Effective Date"). On September 22, 2004, Visitalk.com was merged into VCC, which was authorized as the reorganized debtor under the Visitalk Plan.

The Company's original intended business was to use Visitalk.com's technology to facilitate peer-to-peer computer gaming activities. To enter this business, the Visitalk Plan authorized the Company to acquire certain technology rights from VCC as of the Effective Date. To acquire these rights, the Company issued VCC 5,000,000 shares of common stock, plus common stock purchase warrants allowing holders to purchase additional shares of the Company's common stock (the "Plan Warrants"). The number of Plan Warrants is subject to adjustment in accordance with the Visitalk Plan (see Note 7).

The Visitalk Plan further authorized VCC to then distribute 839,368 of these shares of common stock to approximately 240 creditors of Visitalk.com and all the Plan Warrants to approximately 645 claimants of Visitalk.com, in various ratios in accordance with the Visitalk Plan (see Note 10). After the distribution of common stock and Plan Warrants, VCC owned approximately 83.2% of the Company's outstanding common stock. Other than the issuance of its common stock and Plan Warrants to VCC as described above, the Company has no liabilities of any kind related to any Visitalk.com claimant or shareholder.

(2)  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has not yet obtained capital needed to achieve management's plans and support its operations and there is no assurance that the Company will be able to raise such financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, realization of a major portion of the assets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments that might result from this uncertainty. The Company relies on VCC to provide funds to meet its operating requirements.

(3)  SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

As of December 31, 2004, the Company was a majority owned subsidiary of VCC. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for transactions involving entities under common control. The Company had not commenced sales, marketing and promotional activities as of December 31, 2004 and could be considered in the development stage. The Company will continue in the development stage until it is generating revenues from the sales of products or services.

     MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and all highly liquid investments with maturity of three months or less when purchased.

     ORGANIZATION COSTS

Organization costs are amortized on the straight-line basis over five years.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future, undiscounted, net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist primarily of cash, and obligations under accounts payable and accrued expenses. The carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair value.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

     STOCK BASED COMPENSATION

The Company applies the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and provides the pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, had been applied. In accordance with APB No. 25, compensation expense is recorded on the date an option is granted only if the current market price of the underlying stock exceeds the exercise price. The Company has granted no employee stock options since inception.

     LOSS PER SHARE

The Company has adopted SFAS No. 128, Earnings per Share, which supercedes APB No. 15. Basic EPS differs from primary EPS calculation in that basic EPS does not include any potentially dilutive securities. Diluted EPS must be disclosed regardless of dilutive impact to basic EPS.

     INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that such portion of the deferred tax asset will not be realized.

The Company filed a consolidated tax return under a tax sharing agreement with VCC, from inception through December 31, 2004. Accordingly, the income tax effect of the Company's operations are included in VCC's consolidated income tax return. The current and deferred income tax expense and benefit are determined and allocated to the Company as if it were a separate taxpayer.

     RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this standard may have a material impact on the Company's financial statements assuming employee stock options are granted in the future.

(4)  TECHNOLOGY RIGHTS

As discussed in Note 1, the Company's original intended business was to use Visitalk.com's technology to facilitate peer-to-peer computer gaming activities. To enter this business, the Visitalk Plan authorized the Company to acquire certain technology rights from VCC as of the Effective Date. To acquire these rights, the Company issued VCC 5,000,000 shares of common stock, plus the Plan Warrants. In accordance with generally accepted accounting principles for transactions involving entities under common control, no value has been given to the technology rights on the accompanying balance sheet. All future expenditures for patents, intellectual property, and technology rights are expensed as incurred. The Company has agreements with its officers and will enter into agreements with key employees that any new features, trade secrets and patents developed in the future are owned exclusively by the Company.

(5)  STOCKHOLDERS' EQUITY

     AUTHORIZED CAPITAL

The Company's authorized capital consists of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock. The board of directors of the Company, in its sole discretion, may establish par value, divide the shares of preferred stock into series, and fix and determine the dividend rate, designations, preferences, privileges, and ratify the powers, if any, and determine the restrictions and qualifications of any series of preferred stock as established. Except regarding the election of directors, the holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Arizona corporate law allows cumulative voting in the election of directors.

     COMMON STOCK TRANSACTIONS

The initial capitalization of the Company was 40,000 shares of common stock issued to VCC for $1,000 cash. In September 2004, the Company issued 5,000,000 shares of common stock to VCC to acquire the rights to certain peer-to-peer computer gaming activities utilizing Visitalk.com's technology, as authorized by the Visitalk Plan. The Visitalk Plan also provided for the issuance of "rounding shares" so that, upon distribution of shares by VCC, no holder of shares would have less than 100 shares as set forth in the Visitalk Plan. The Company issued 6,779 shares for rounding at no recorded value (see Note 10).

(6)  STOCK OPTION PLAN

The Company has an equity incentive plan ("2004 Plan") for employees, non-employee directors and other service providers covering 3,000,000 shares of Company common stock. Options granted under the 2003 Plan may be either "incentive stock options", as defined in Section 422A of the Internal Revenue Code, or "nonqualified stock options", subject to Section 83 of the Internal Revenue Code, at the discretion of the board of directors and as reflected in the terms of the written option agreement. The option price shall not be less than 100% of the fair market value of the optioned common stock on the date the option is granted. The option price shall not be less than 110% of the fair market value of the optioned common stock for an optionee holding at the time of grant, more than 10% of the total combined voting power of all classes of stock of the Company. Options become exercisable based on the discretion of the board of directors and must be exercised within ten years of the date of grant. No options have been granted by the Company.

(7)  COMMON STOCK WARRANTS

     PLAN WARRANTS

In accordance with the Visitalk Plan, the Company has issued six series of common stock purchase warrants allowing holders to purchase additional shares of common stock ("Plan Warrants"). Each Plan Warrant provides for the purchase of one share of common stock and is callable by the Company for a price of $.0001 per warrant at any time. The Plan Warrants are governed by a Warrant Agreement. Currently, the Company is acting as the Warrant Agent but has the right to appoint an alternative Warrant Agent. The board of directors of the Company can extend the expiration date of the Plan Warrants or reduce the exercise price on a temporary or permanent basis. The Company has actually issued 6,785,014 Plan Warrants in each series to approximately 235 claimants under the Visitalk Plan. In addition, up to 2,050,395 Plan Warrants in each series may be issued to a maximum of 410 claimants under the Visitalk Plan only if such claimants execute a release of claims against Visitalk.com as specified in the Visitalk Plan.

A summary of the Plan Warrants outstanding as of December 31, 2004 follows:


                                           A & B          C & D          E & F

                                           Warrants       Warrants       Warrants
                                         -------------  -------------  -------------

Warrants outstanding, December 31, 2004     13,570,028     13,570,028     13,570,028

Exercise price                           $        2.00  $        3.00  $        4.00

Expiration date                          MAR 17, 2006   MAR 17, 2006   MAR 17, 2006

CONTINGENT WARRANT AGENT AGREEMENT

The Company will be seeking the right from the holders of the Plan Warrant to act as or appoint a Contingent Warrant Agent. The Contingent Warrant Agent would have the right to exercise any Plan Warrants, for any electing holders, only for 30 days after the expiration of any Plan Warrants. In such event, the Contingent Warrant Agent would then distribute any proceeds pro rata to all holders of expired Plan Warrants.

(8)  RELATED PARTIES

     VISITALK CAPITAL CORPORATION

As discussed in Note 1, the Company was originally formed as a wholly owned subsidiary of VCC. VCC, which operates as an investment and consulting company, is the reorganized debtor of Visitalk.com. VCC holds various interests in companies and provides corporate restructuring and consulting services. Michael
S. Williams and Lanny R. Lang, officers and directors of the Company, are also officers and directors of VCC. After the distribution of common stock and Plan Warrants (see Note 10), VCC owned approximately 83.2% of the Company's outstanding common stock as of December 31, 2004.

(9) COMMITMENTS AND CONTINGENCIES

The  Company  relies on VCC to provide funds to meet its operating requirements.

(10)  DISTRIBUTION OF SECURITIES

As discussed in Note 1, the Company was formed as part of the implementation of the Visitalk Plan. The Visitalk Plan authorized VCC to distribute 839,368 of the Company's common stock to approximately 240 creditors of Visitalk.com and all the Plan Warrants to approximately 645 claimants of Visitalk.com, in various
ratios in accordance with the Visitalk Plan.   The Visitalk Plan stipulated that
no holder of shares or Plan Warrants would receive less than 100 shares or Plan Warrants. Accordingly, the Company issued 6,779 shares for rounding at no recorded value. In accordance with Section 1145 of the Bankruptcy Code, the distribution of these securities under the Visitalk Plan, except those issued to VCC and its affiliates, is exempt from registration under the Securities Act of 1933. As a result of the distribution of the Company's common stock, the Company has approximately 240 shareholders who own approximately 16.8% of the common stock of the Company as of December 31, 2004.